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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                             ----------------

                                FORM 8-K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                         ------------------------

                             OCTOBER 31, 1996
             Date of report (Date of earliest event reported)

                         ------------------------

                      Commission File Number: 0-18108

                         ------------------------

                        FINET HOLDINGS CORPORATION
          (Exact name of registrant as specified in its charter)

                                 DELAWARE
                         (State or jurisdiction of
                      incorporation or organization)

                            3021 CITRUS CIRCLE
                          WALNUT CREEK, CA 94598
                  (Address of principal executive office)

                                94-3115180
                   (IRS Employer Identification Number)

                     Telephone Number: (415) 658-4150
           (Registrant's telephone number, including area code)


(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant has (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to filing requirements within the past 90 days.

                                Yes   No X

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=

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

Item F, Paragraph 1 of Form 8-K filed January 16, 1997 is hereby revised in its entirety as follows:

Effective December 31, 1996, Finet Holdings Corporation ("the Company") completed its previously announced merger with Monument Mortgage, Inc. ("Monument"), a California mortgage banker, and its acquisition of PreferenceAmerica Mortgage Network ("PAMN"), a California mortgage broker.

The Company issued 8.4 million common shares and paid cash of $1 million to acquire all of the outstanding shares of Monument. The transaction is accounted for as a reverse acquisition in which Monument is considered the acquirer for accounting purposes, even though it legally became a wholly owned subsidiary of the Company. As the acquirer, Monument's historical financial statements are deemed to be the historical financial statements of the reporting entity, although they will be labeled as those of the Company. Following the reverse acquisition, the Company changed its fiscal year end from December 31 to April 30 to conform to the fiscal year end of Monument.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

7 (a) Financial statements of business acquired

Interim financial statements at October 31, 1996 and prior audited financial statements at April 30, 1996 for Monument are included herein as follows:

       Statement Type                 Date        Page
  ----------------------------    ------------    ----
  Interim financial statements    Oct 31, 1996      3
  Audited financial statements    Apr 30, 1996     10


                          MONUMENT MORTGAGE, INC.
                       INTERIM FINANCIAL STATEMENTS

                     BALANCE SHEET AT OCTOBER 31, 1996

ASSETS
Current assets:
  Cash and cash equivalents.....................  $   167,304
  Accounts receivable from sales of mortgage
    loans and servicing rights..................    9,795,013
  Mortgage loan servicing advances and other
    receivables.................................    1,141,857
  Mortgage loans held for sale, net.............    9,608,176
  Originated mortgage servicing rights..........      205,461
  Purchased mortgage servicing rights...........      286,263
  Property, plant & equipment, net of
    accumulated depreciation of $1,101,432......      950,666
  Other assets..................................      323,615
                                                  ------------
    Total assets................................  $22,478,355
                                                 =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Warehouse borrowings..........................  $18,429,677
  Accounts payable and accrued expenses.........    1,084,734
  Distribution payable to stockholders..........        9,938
  Note payable and line of credit...............    1,404,167
  Capitalized Leases............................       93,365
                                                  ------------
    Total liabilities...........................   21,021,881
                                                  ------------

Stockholders' equity:
  Common stock, no par value, authorized,
    issued and outstanding......................      760,000
  Contributed capital...........................      350,000
  Retained Earnings.............................      346,474
                                                  ------------
    Total stockholders' equity..................    1,456,474
                                                  ------------
    Totals..................................      $22,478,355
                                                  ============

                          MONUMENT MORTGAGE, INC.
                      STATEMENTS OF NET INCOME (LOSS)
        FOR THE THREE MONTH PERIODS ENDED OCTOBER 31, 1996 AND 1995
                                             THREE MONTHS    THREE MONTHS
                                            ENDED 10/31/96  ENDED 10/31/95
                                            --------------  --------------
S>

REVENUE:
  Gain on sale of servicing rights........  $   1,218,147   $     940,780
  Loss on sale of mortgage loans..........       (945,472)       (354,420)
  Interest income.........................        263,377         612,355
  Loan servicing fees.....................        168,848         243,051
  Retail broker fees......................          2,064          28,372
  Other...................................         26,863          24,165
                                            -------------  --------------
TOTAL REVENUE  $     733,827   $   1,494,303

EXPENSE:
  Salaries and employee benefits...........       639,202         476,695
  Interest expense.........................       277,335         463,992
  Office...................................       230,912         193,406
  Marketing................................        46,017          53,035
  Professional fees........................        99,755         113,745
  Depreciation & amortization..............        95,455          75,125
  Occupancy................................        54,074          54,917
  Insurance................................         6,686          12,363
  Data processing services.................        21,230          22,524
  Other....................................         6,855          18,656
                                             -------------  --------------
                              TOTAL EXPENSE     1,477,521       1,484,458
                                             -------------  --------------

Income (loss)before income taxes...........      (743,694)          9,845

State income taxes.........................             0             644
                                             -------------  --------------

                          NET INCOME (LOSS)      (743,694)          9,201
                                             =============  ==============

                          MONUMENT MORTGAGE, INC.
                      STATEMENTS OF NET INCOME (LOSS)
         FOR THE SIX MONTH PERIODS ENDED OCTOBER 31, 1996 AND 1995
                                               SIX MONTHS     SIX MONTHS
                                             ENDED 10/31/96  ENDED 10/31/95
                                             --------------  --------------
S>

REVENUE:
  Gain on sale of servicing rights.........  $  1,914,607    $   1,900,493
  Loss on sale of mortgage loans...........    (1,221,273)        (628,032)
  Interest income..........................       588,067        1,040,982
  Loan servicing fees......................       362,304          507,442
  Retail broker fees.......................        19,394           45,760
  Other....................................        43,700           66,278
                                             --------------  --------------
TOTAL REVENUE  $  1,706,799    $   2,932,923

EXPENSE:
  Salaries and employee benefits...........     1,291,401          805,050
  Interest expense.........................       608,454          926,494
  Office...................................       508,853          348,103
  Marketing................................       105,328          121,898
  Professional fees........................       195,767          202,532
  Depreciation & amortization..............       182,752          150,068
  Occupancy................................       107,751          109,771
  Insurance................................        15,515           19,496
  Data processing services.................        46,138           41,394
  Other....................................        35,039           29,425
                                             --------------  --------------
                              TOTAL EXPENSE     3,096,998        2,754,231
                                             --------------  --------------

Income (loss)before income taxes...........    (1,390,199)         178,692

State income taxes.........................           800            6,554
                                             --------------  --------------

                          NET INCOME (LOSS)    (1,390,999)         172,138
                                             ==============  ==============

                          MONUMENT MORTGAGE, INC.
                         STATEMENTS OF CASH FLOWS
         FOR THE SIX MONTH PERIODS ENDED OCTOBER 31, 1996 AND 1995
                                               SIX MONTHS     SIX MONTHS
                                             ENDED 10/31/96 ENDED 10/31/95
                                             -------------- --------------
S>
OPERATING ACTIVITIES
Net (loss) income..........................  $  (1,390,999) $     172,138
Adjustments to reconcile net loss to net
 cash used in operating activities:

 Depreciation & amortization...............        182,752        150,068
 Provision for losses on loans &
  real estate owned........................        (20,038)       (46,252)
 Changes in assets & liabilities:
  Increase in receivables from sales of
   mortgage loans and loan servicing rights      1,630,417     (3,145,942)
  Mortgage loans originated................   (193,419,745)  (215,300,855)
  Mortgage loans and servicing rights
   sold to investors.......................    194,486,305    206,669,450
  Increase in mortgage loan servicing
   advances and other receivables..........       (214,427)       (76,136)
  Increase in originated mortgage
   servicing rights........................        (49,539)      (490,371)
  Increase in purchased mortgage
   servicing rights.........................      (286,263)             0
  Decrease(increase)in other assets.........        55,026       (101,337)
  Increase in other liabilities.............       275,139        107,584
                                              --------------  ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES 1,248,628    (12,061,653)

INVESTING ACTIVITIES
Purchases of furniture & equipment..........       (30,534)       (21,327)
                                              --------------  ------------

FINANCING ACTIVITIES
Net (decrease) increase in
 warehouse borrowings.......................    (1,302,030)    11,689,064
Proceeds from advances on line of credit....     1,550,000      1,200,000
Principal payments on note payable
 and line of credit.........................    (1,925,000)      (550,000)
Principal payments on capitalized leases....        (8,985)             0
Cash distributions on behalf of stockholders       (37,462)       (19,312)
                                              --------------  ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES  (1,723,477)    12,319,752

(DECREASE) INCREASE IN CASH.................      (505,383)       236,772

CASH AT BEGINNING OF PERIOD.................       672,687        392,210
                                              --------------  ------------
CASH AT END OF PERIOD.......................       167,304        628,982
                                              ==============  ============

CASH PAID DURING THE YEAR FOR:
 Interest on lines of credit
  and other borrowings........................     622,149        920,429
 Income taxes.................................         800            800

NON-CASH FINANCING ACTIVITIES:
 Equipment acquired by capital lease               102,350           -
 Distributions declared (from) to stockholders    (260,935)        92,566
 Distributions paid on behalf of stockholders.     (37,462)       (19,312)
                                                ------------  ------------
CHANGE IN DISTRIBUTION PAYABLE TO STOCKHOLDERS    (298,397)        73,254
                                                ============  ============

                       NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements of Monument Mortgage, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the Company's audited financial statements for the years ended April 30, 1996 and 1995 included herein. Results of operations for interim periods are not necessarily indicative of results for the full year.

2. MORTGAGE LOAN SERVICING

The Company's origination and servicing activity is concentrated primarily within California. The Company's servicing portfolio is primarily comprised of conventional mortgage loans which are not included in the accompanying balance sheets and which had outstanding principal balance of $220 million and $385 million, representing 1,629 and 2,946 loans, at October 31, 1996 and 1995, respectively. The majority of loans are securitized through Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") programs on a nonrecourse basis whereby foreclosure losses are generally the responsibility of the investor and not the Company. In connection with mortgage loan servicing activities, the Company segregates escrow and custodial funds in separate trust accounts and excludes these balances ($1,688,452 and $4,030,932 at October 31, 1996 and 1995, respectively) from the accompanying balance sheets. The Company is required to maintain separate accounting records for its escrow and custodial cash accounts and the related liabilities.

Servicing rights to mortgage loans with an unpaid principal balance of approximately $220 million were pledged as collateral to lenders as of October 31, 1996.

The Company has issued various representations and warranties associated with whole loan and bulk servicing sales which are standard in the industry. These representations and warranties may require the Company to repurchase defective loans as defined per the applicable servicing and sales agreements. The Company experienced no significant losses during the fiscal quarters and six months ended October 31, 1996 and 1995 with respect to these representations and warranties.

The Company carried fidelity bond coverage of $950,000 and errors or omission coverage of $950,000 as of October 31, 1996.

3.                                              WAREHOUSE BORROWINGS, NOTE
PAYABLE , LINE OF CREDIT AND CAPITAL LEASE

At October 31, 1996, the Company had one warehouse line of credit available with a $10 million committed and an uncommitted $25 million gestation facility expiring December 31, 1997. The warehouse line of credit bears interest at the Federal Funds rate plus a variable spread, and is collateralized by various combinations of mortgage loans held for sale, receivables from sales of mortgage loans, other assets of the Company and the personal guarantees of the Company's stockholders. The maximum amount outstanding under the warehouse line at any month-end during the six months ended October 31, 1996 and 1995 was $20.3 million. The weighted average interest rate during the six months ended October 31, 1996 and 1995 was 6.45% and 7.1%, respectively. The Warehouse Borrowing Agreement agreements contain various financial covenants including net worth computed in accordance with generally accepted accounting principles, current ratio and tangible net worth leverage ratio requirements. Should an event of default occur, as defined in the credit agreement, outstanding principal and interest would technically be due on demand.

The note payable is due in three and one half years, requires monthly payments of interest at prime plus .625%, and is secured by all mortgage loans held for sale and receivables from sales of mortgage loans which have not been otherwise pledged to secure the warehouse lines of credit, and the pledging of FHLMC servicing rights. Aggregate annual principal payments are as follows:

        Year ending April 30       Principal payments
        --------------------       ------------------
             1997 (six months)         $125,000
             1998                       250,000
             1999                       250,000
             2000                       229,169
                                       --------
                                Total  $854,169

In fiscal year 1995, the Company obtained a revolving line of credit, with a maximum borrowing limit of $1 million, of which $550,000 and $950,000 was outstanding at October 31, 1996 and 1995, respectively. The line of credit bears interest at the highest prime rate quoted by the First National Bank of Chicago plus .625% and expires on December 31, 1997. The line of credit is secured by mortgage loans held for sale and receivables from sales of mortgage loans and requires the Company to maintain a minimum loan servicing portfolio of $200 million.

In August 1996, the Company entered into a capital lease to finance the purchase of video conferencing equipment. The original principal balance of the lease was $102,350. The lease expires in 36 months. As of October 31, 1996, the present value of the lease obligation was $93,365.

4. DEBT COVENANTS

At October 31, 1996, the Company was in violation of two of its debt covenants, tangible net worth and adjusted tangible net worth, related to its warehouse lines of credit, its note payable and its revolving line of credit. The lender was notified and, to date, has not restricted the Company's borrowing ability. The Company and the lender are in the process of renegotiating the existing debt covenants.

5. EMPLOYEE BENEFIT PLAN

The Company adopted in 1993 a contributory pension plan (the "Plan) which qualifies under Section 401(k) of the Internal Revenue Code. The Plan covers all employees meeting certain eligibility requirements and provides for matching employer contributions. There was no contribution expense for the six months ended October 31, 1996 and 1995.

6. COMMITMENTS AND CONTINGENCIES

a. Loan Sale Commitments - The Company has entered into optional and mandatory forward commitments to deliver mortgage loans of $38.5 million as of October 31, 1996.

b. Mortgage Loan Applications in Process - The Company has open short-term commitments to fund mortgage loan applications in process subject to credit approval. Such commitments, which had interest rates which were committed to the borrower, amounted to $53.7 million as of October 31, 1996. Commitments to fund loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Interest rate risk is mitigated by the use of forward contracts to sell loans to investors.

c. Contingencies - Certain claims arising in the ordinary course of business have been filed against the Company including one claim by two previous stockholders of the Company. The claim seeks a rescission of prior contracts for the sale of plaintiff's stock to the Company's current stockholders to restore them to their former status as minority stockholders of the Company. It is the opinion of management, after consultation with outside counsel, that the resolution of all these matters will not have a material adverse effect on the Company's financial position.

7. SUBSEQUENT EVENTS

On December 31, 1996, the stockholders of the Company completed an exchange of 100% of the Company's common stock for 8.4 million shares of the common stock of Finet Holdings Corporation, a financial services holding company (Holding Company) plus $1 million in cash. This transaction resulted in the Company becoming a wholly owned subsidiary of the Holding Company. The transaction will be accounted for as a reverse acquisition with the Company being treated as the acquiring entity for accounting purposes and the historical financial statements of the Company will be reported as the historical financial statements of the Company.

On December 31, 1996, the stockholders and the Company settled the litigation action described in Note 6.c. above for an amount significantly less than the anticipated cost to continue the defense of this litigation. The amount of the settlement is confidential by order of the court, however, the settlement amount was not material to the operating results of the Company. The stockholders and the Company obtained full releases from the complainants and expect no further costs or impact from this action.

                           DELOITTE & TOUCHE LLP
                             50 Fremont Street
                          San Francisco, CA 94105

INDEPENDENT AUDITORS REPORT

To the Board of Directors of
Monument Mortgage, Inc.

We have audited the accompanying balance sheets of Monument Mortgage, Inc. (the "Company") as of April 30, 1996 and 1995, and the related statements of income and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Monument Mortgage, Inc. as of April 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in fiscal year 1996 the Company changed its method of accounting for mortgage servicing rights to conform with Statement of Financial Accounting Standards No. 122.

/s/ Deloitte & Touche LLP

June 14, 1996

                          MONUMENT MORTGAGE, INC.
                 BALANCE SHEETS AT APRIL 30, 1996 AND 1995
                                                      1996         1995
                                                  ------------ ------------
ASSETS

Cash............................................  $   672,687   $  392,210
Receivables from sales of mortgage loans and
  mortgage loan servicing rights................   11,425,430    9,788,952
Mortgage loans held for sale - net (Note 1).....   10,674,736    3,196,475
Mortgage loan servicing advances and
  other receivables.............................      927,430      186,457
Mortgage servicing rights (Note 3)..............      155,922         -
Prepaid expenses and deposits...................      358,603      298,717
Furniture and equipment - net (Note 1)..........    1,000,534    1,228,358
                                                  ------------ ------------
    Total assets................................  $25,215,342  $15,091,169
                                                 ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Warehouse borrowings (Note 5).................  $19,731,707  $11,109,242
  Accounts payable and accrued expenses.........      809,592      367,507
  Distribution payable to stockholders.........       308,335      106,820
  Note payable and line of credit (Note 5)......    1,779,169      600,000
                                                  ------------ ------------
    Total liabilities...........................   22,628,803   12,183,569
                                                  ------------- -----------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
  Common stock, no par value - authorized,
    issued and outstanding: 100,000 shares......      760,000      760,000
  Contributed capital...........................      350,000      350,000
  Retained earnings.............................    1,476,539    1,797,600
                                                  ------------ ------------
    Total stockholders' equity..................    2,586,539    2,907,600
                                                  ------------ ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......  $25,215,342  $15,091,169
                                                  ============ ============

                     See notes to financial statements

                          MONUMENT MORTGAGE, INC.
                STATEMENTS OF INCOME AND RETAINED EARNINGS
                    YEARS ENDED APRIL 30, 1996 AND 1995
                                                    1996          1995
                                                 ------------  ------------
REVENUE
  Gain on sales of servicing rights............  $ 4,824,899   $ 3,284,047
  Loss on sales of mortgage loans (Note 4).....   (1,548,659)     (418,511)
  Interest income..............................    1,975,388       561,816
  Loan servicing fees..........................      921,220     1,319,231
  Retail broker fees...........................       86,409       286,826
  Other........................................      115,479       203,635
                                                 ------------  -----------
TOTAL                6,374,736     5,237,044

EXPENSE:
  Salaries and employee benefits...............    1,952,247     1,796,145
  Interest expense.............................    1,829,357       463,690
  Office.......................................      934,456       710,595
  Professional fees............................      401,965       471,890
  Depreciation & amortization..................      398,630       354,626
  Occupancy....................................      228,836       365,963
  Insurance....................................      139,954       156,171
  Data processing services.....................       80,221        87,085
  Other........................................       69,686       584,611
                                                 ------------  -----------
                               TOTAL               6,035,352     4,990,776
                                                 ------------  -----------

INCOME BEFORE INCOME TAXES.....................      339,384       246,268

STATE INCOME TAXES.............................       13,220         8,890
                                                 ------------  -----------
NET INCOME.....................................      326,164       237,378

RETAINED EARNINGS, BEGINNING OF YEAR...........    1,797,600     1,840,285

DISTRIBUTIONS TO STOCKHOLDERS..................     (647,225)     (280,063)
                                                 ------------  -----------
RETAINED EARNINGS, END OF YEAR.................  $ 1,476,539   $ 1,797,600
                                                 ============  ===========


                     See notes to financial statements

                          MONUMENT MORTGAGE, INC.
                          STATEMENT OF CASH FLOWS
                    YEARS ENDED APRIL 30, 1996 AND 1995
                                                    1996          1995
                                                ------------  ------------
S>
OPERATING ACTIVITIES
Net income....................................  $    326,164  $    237,378
Adjustments to reconcile net loss to net
 cash used in operating activities:
 Depreciation & amortization..................       398,630       354,626
 Loss on sale of assets.......................         9,364        78,550
 Provision for losses on loans
  and real estate owned.......................          -           86,794
 Changes in assets & liabilities:
  Increase in receivables from sales of
   mortgage loans and loan servicing rights...    (1,636,478)   (1,513,799)
  Mortgage loans originated...................  (503,743,765) (129,534,045)
  Mortgage loans and servicing rights
   sold to investors..........................   497,074,359   127,207,741
  (Increase) decrease in mortgage loan
   servicing advances and other receivables...      (740,973)       22,964
  Originated mortgage servicing rights........    (1,054,538)         -
  (Increase) decrease in other assets.........       (67,976)        6,372
  Increase (decrease) in other liabilities....       450,175      (257,190)
                                                ------------  ------------
         NET CASH USED IN OPERATING ACTIVITIES    (8,985,038)   (3,310,609)
                                                ------------  ------------
INVESTING ACTIVITIES
Purchases of furniture & equipment                   (90,409)     (258,062)
                                                ------------  ------------
FINANCING ACTIVITIES
Net increase in warehouse borrowings..........     8,622,465     5,417,476
Proceeds from advances on note payable
 and line of credit...........................     1,200,000       600,000
Principal payments on note payable
 and line of credit...........................       (20,831)   (2,816,420)
Cash distributions to stockholders............      (445,710)     (209,890)
                                                ------------  ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES     9,355,924     2,991,166
                                                ------------  ------------
INCREASE (DECREASE) IN CASH...................       280,477      (577,505)
CASH AT BEGINNING OF YEAR.....................       392,210       969,715
                                                ------------  ------------
CASH AT END OF YEAR...........................  $    672,687  $    392,210
                                                ============  ============
CASH PAID DURING THE YEAR FOR:
 Interest on lines of credit and
  other borrowings............................  $  1,742,679  $    472,053
 Income taxes.................................        27,500          -
NON-CASH FINANCING ACTIVITIES:
 Distributions declared to stockholders......        647,225       280,063
 Distributions paid to stockholders..........       (445,710)     (209,890)
                                                ------------  ------------
 Change in Distribution Payable to Stockholders $    201,515        70,173
                                                ============  ============
                     See notes to financial statements

                          MONUMENT MORTGAGE, INC.
                       NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED APRIL 30,1996 AND 1995

1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Monument Mortgage, Inc. (the "Company"), a California corporation, began operations in 1987. The common stock of the Company is equally owned by two stockholders. The Company is engaged in the mortgage banking business, which consists of both the wholesale and retail origination, sale and servicing of residential mortgage loans.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MORTGAGE LOANS HELD FOR SALE
Mortgage loans held for sale are carried at the lower of aggregate cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. Mortgage loans sold to investors generally settle within fifteen days of funding. Gains or losses on sales of mortgage loans are computed as the difference between the selling price and the carrying value of the related mortgage loans sold, net of applicable discounts. Mortgage loans held for sale are reported net of allowances for market discounts of $100,150 and $245,606 at April 30, 1996 and 1995, respectively.

MORTGAGE SERVICING RIGHTS
Effective May 1, 1995, the Company adopted, on a prospective basis, Statement of Financial Accounting Standards ('"SFAS") No. 122, Accounting for Mortgage Servicing Rights. This Statement was issued in May 1995 by the Financial Accounting Standards Board as an amendment to SFAS No. 65, Accounting for Certain Mortgage Banking Activities, and is effective for fiscal years beginning after December 15, 1995 with earlier application encouraged. SFAS No. 122 requires the allocation of the cost of originated or purchased mortgage loans to the mortgage servicing rights and the loans based on their relative fair values at the date of purchase or origination. The fair values of the mortgage servicing rights are based upon prices available in the secondary market for servicing rights of mortgage loans with similar characteristics. The capitalized mortgage servicing rights are amortized in proportion to, and, over the period of, estimated net servicing income. In evaluating and measuring impairment, the capitalized servicing rights are stratified based on predominant risk characteristics. The stratified servicing rights are tested for impairment based on the expected future net servicing revenue stream.

The impact of adoption of SFAS No. 122 to the Company's financial statements for the year ended April 30, 1996 was to increase net income by approximately $150,000.

LOAN SERVICING
The Company sells mortgages on both a servicing retained and servicing released basis. Servicing fee income represents fees earned for servicing real estate mortgages owned by institutional investors. The fees are generally calculated on the outstanding principal balances of the loans serviced and are recorded as income when earned. Servicing released premiums are based on a contractual percentage of the outstanding principal balance and credited to income when the loan servicing rights are sold.

LOAN ORIGINATION FEES
Loan origination fees on mortgage loans held for sale, net of certain direct loan origination costs, are deferred until the time of sale and are included in the computation of the gain or loss on sale of the related loans. The sale of mortgage loan inventory is recorded when the loans are shipped to the investor.

HEDGE ACCOUNTING
The Company does not project interest rates but rather uses a hedging strategy to determine the portion of the pipeline loans that are at risk given the current market rates. The Company's hedging activity consists of mandatory forward commitments on mortgage-backed securities which are usually paired-off to hedge the gain (loss) experience from whole loan sales. Additionally, the Company enters into either optional or mandatory forward commitments to sell mortgage loans when funded. The Company assesses the pipeline interest rate risk based upon a number of factors, including the remaining term of the rate locks, the interest rate at which the locks are provided, current interest rates and interest rate volatility. The Company controls the credit risk of the pipeline through credit evaluations, limits, and monitoring procedures. Unrealized hedging losses are recorded through a valuation allowance that is shown as a reduction in the carrying value of the related loans held for sale. Unrealized gains are deferred and recognized at the time revenue is realized on the related loan sale. Fees paid to investors are deferred and recognized as expense as loans are delivered to the investor in proportion to the percentage relationship of loans delivered to the total commitment amount. Any remaining fee is recognized as a period expense at the expiration of the commitment period or earlier if exercise of the commitment is deemed remote.

FURNITURE AND EQUIPMENT
Furniture and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or terms of the leases. Accumulated depreciation and amortization was $828,960 and $606,178 at April 30, 1996 and 1995, respectively.

In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The financial statement impact of adopting SFAS No. 121 is not expected to be material.

INCOME TAXES
The Company provides for income taxes using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. The Company elected S Corporation status effective March 1, 1987. The items of taxable income, credit, and tax preferences of the Corporation are primarily the responsibility of the stockholders on their individual income tax returns. The Corporation is not subject to federal income taxes but is subject to a California financial corporation tax rate, which approximated 3.9% and 3.6% in fiscal year 1996 and 1995, respectively.

RECLASSIFICATIONS
Certain reclassifications have been made to the fiscal year 1995 financial statements to conform to the current year presentation.

2.  MORTGAGE LOAN SERVICING

The Company's origination and servicing activity is concentrated within California. The Company's servicing portfolio is primarily comprised of conventional mortgage loans which are not included in the accompanying balance sheets and which had outstanding principal balances of $241 million and $355 million, representing 1,736 and 2,589 loans, at April 30, 1996 and 1995, respectively. The majority of loans are securitized through Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") programs on a nonrecourse basis whereby foreclosure losses are generally the responsibility of the investor and not the Company. In connection with mortgage loan servicing activities, the Company segregates escrow and custodial funds in separate trust accounts and excludes these balances ($2,904,800 and $3,743,535 at April 30, 1996 and 1995, respectively) from the accompanying balance sheets. The Company is required to maintain separate accounting records for its escrow and custodial cash accounts and the related liabilities.

The Company sold servicing rights for mortgages with outstanding principal balances of $179 million and $186 million during the years ended April 30, 1996 and 1995, respectively. These sales resulted in net gains of $1 million and $2.37 million for the years ended April 30, 1996 and 1995, respectively.

Servicing rights to mortgage loans with an unpaid principal balance of approximately $241 million were pledged as collateral to lenders as of April 30, 1996.

The Company has issued various representations and warranties associated with whole loan and bulk servicing sales which are standard in the industry. These representations and warranties may require the Company to repurchase defective loans as defined per the applicable servicing and sales agreements. The Company experienced no significant losses during the years ended April 30, 1996 and 1995 with respect to these representations and warranties.

The Company carried fidelity bond coverage of $900,000 and errors or omission coverage of $900,000 as of April 30, 1996.

3.  MORTGAGE SERVICING RIGHTS

The following summarizes activity with respect to mortgage servicing rights during the year ended April 30, 1996:

Balance at May 1, 1995                           $     -
Originated                                        1,054,538
Sales                                              (808,855)
Amortization                                        (89,761)
                                                 -----------
                   Balance at April 30, 1996     $  155,922
                                                 ===========

4.  LOSS ON SALES OF MORTGAGE LOANS

Loss on sales of mortgage loans for the years ended April 30 1996 and 1995 consisted of the following:

                                                1996         1995
                                            ------------  ----------
Loan origination fees.....................  $ 1,492,612   $ 459,901
Direct loan origination costs.............   (1,557,187)   (612,348)
Investor discounts........................   (2,364,484)   (178,295)
Servicing rights capitalized..............    1,054,538        -
Commitment fees & hedging activities, net.      (42,356)    (95,920)
Other.....................................     (131,782)      8,151
                                            ------------  ----------
Total                                       $(1,548,659)  $(418,5ll)
                                            ============  ==========

5.  WAREHOUSE BORROWINGS, NOTE PAYABLE AND LINE OF CREDIT

At April 30, 1996, the Company had three warehouse lines of credit available: $15 million expiring August 31, 1996, $5 million expiring June 5, 1996, and $10 million expiring December 31, 1996. The warehouse lines of credit bear interest at the Federal Funds rate plus a variable spread, at LIBOR plus 1.625%, and prime plus 1%, respectively, and are collateralized by various combinations of mortgage loans held for sale, receivables from sales of mortgage loans, other assets of the Company and the personal guarantees of the Company's stockholders. The maximum amount outstanding under the warehouse lines at any month-end during fiscal years 1996 and 1995 was $41.2 million and $11.1 million, respectively. The weighted average interest rate during fiscal years 1996 and 1995 was 7% and 6.3%, respectively. The line of credit agreements contain various financial covenants including net worth computed in accordance with generally accepted accounting principles, current ratio and tangible net worth leverage ratio requirements. Should an event of default occur, as defined in the credit agreement, outstanding principal and interest would technically be due on demand.

The note payable is due in four years, requires monthly payments of interest at prime plus .625%, and is secured by all mortgage loans held for sale and receivables from sales of mortgage loans which have not been otherwise pledged to secure the warehouse lines of credit, and the pledging of FHLMC servicing rights. Aggregate annual principal payments are as follows:

        Year ending April 30
        --------------------
             1997                      $250,000
             1998                       250,000
             1999                       250,000
             2000                       229,169
                                       --------
                                Total  $979,169
                                       ========

In fiscal year 1995, the Company obtained a revolving line of credit, with a maximum borrowing limit of $1 million, of which $800,000 and $0 was outstanding at April 30, 1996 and 1995, respectively. The line of credit bears interest at the highest prime rate quoted by the First National Bank of Chicago plus .625% and expires on December 31, 1996. The line of credit is secured by mortgage loans held for sale and receivables from sales of mortgage loans and requires the Company to maintain a minimum loan servicing portfolio of $200 million.

6.  STOCKHOLDERS' EQUITY

Stockholder distributions for the years ended April 30, 1996 and 1995 were for the following purposes:

                                           1996      1995
                                         --------  --------
    Payment of taxes                     $620,853  $106,820
    Payment on notes to repurchase shares
      from minority stockholders            6,374   152,862
    Other                                  19,998    20,381
                                         --------  --------
        Total stockholder distributions  $647,225  $280,063
                                         ========  ========

7.  EMPLOYEE BENEFIT PLAN

The Company adopted a contributory pension plan (the "Plan") which qualifies under Section 401(k) of the Internal Revenue Code in 1993. The Plan covers all employees meeting certain eligibility requirements and provides for matching employer contributions. There was no contribution expense for the years ended April 30, 1996 and 1995.

8.  COMMITMENTS AND CONTINGENCIES

a. Loan Sale Commitments - The Company has entered into optional and mandatory forward commitments to deliver mortgage loans of $19 million and $4.6 million as of April 30, 1996 and 1995, respectively.

b. Mortgage Loan Applications in Process - The Company has open short-term commitments to fund mortgage loan applications in process subject to credit approval. Such commitments, which had interest rates which were committed to the borrower, amounted to $31 million and $8.5 million as of April 30, 1996 and 1995, respectively. Commitments to fund loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Interest rate risk is mitigated by the use of forward contracts to sell loans to investors.

c. Leases - The Company leases office facilities and equipment under noncancellable operating leases. Future minimum lease payments and related sublease receipts under these leases as of April 30, 1996 are as follows:

                                        Lease   Sublease  Net Lease
Year ending April 30                   Expense   Income    Expense
--------------------                  --------  --------  ---------
      1997                            $278,447  $ 31,368  $247,079
      1998                              93,200    20,912    72,288
      1999                              30,943     1,307    29,636
      2000                              20,947      -       20,947
                                      --------  --------  --------
                               Total  $423,537  $ 53,587  $369,950
                                      ========  ========  ========

Rental expense amounted to $310,191 and $426,675 in fiscal year 1996 and 1995, respectively.

d. Contingencies - Certain claims arising in the ordinary course of business have been filed against the Company including one claim by two previous stockholders of the Company. The claim seeks a rescission of prior contracts for the sale of plaintiff's stock to the Company's current stockholders to restore them to their former status as minority stockholders of the Company. It is the opinion of management, after consultation with outside counsel, that the resolution of all these matters will not have a material adverse effect on the Company's financial position.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures of the estimated fair values of financial instruments are made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts disclosed in the following paragraph.

The estimated fair values of the Company's financial instruments at April
   30, 1996 are as follows:

                                                  Carrying     Estimated
                                                   Amount     Fair Value
                                                 -----------  -----------
Assets:
  Cash                                           $   672,687  $   672,687
  Receivables from sales of mortgage loans
    and loan servicing rights                     11,425,430   11,425,430
  Mortgage loans held for sale                    10,674,736   10,674,736
  Mortgage loan servicing advances and
    other receivables                                927,430      927,430
  Mortgage servicing rights                          155,922      155,922

Liabilities:
  Warehouse borrowings                            19,731,707   19,731,707
  Note payable and line of credit                  1,779,169    1,779,169

                                                  Contract or  Unrealized
                                                  Notional        Gain
                                                   Amount        (Loss)
                                                 -----------  -----------
Off-balance-sheet financial instruments:
  Loan commitments to fund                       $30,845,504  $   118,201
  Loan commitments to sell                        19,000,000      (86,250)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

CASH, RECEIVABLES FROM SALES OF MORTGAGE LOANS AND LOAN SERVICING RIGHTS, MORTGAGE LOANS HELD FOR SALE, MORTGAGE LOAN SERVICING ADVANCES AND OTHER RECEIVABLES, WAREHOUSE BORROWINGS AND NOTE PAYABLE AND LINE OF CREDIT
The carrying value is considered to be a reasonable estimate of fair value, based on interest rates of similar financial instruments in the marketplace.

MORTGAGE SERVICING RIGHTS
The fair value is determined based on projected net cash flows (including inflows from servicing offset by estimated costs of servicing), using the consensus projected prepayment levels published by several large securities dealers that approximate the characteristics of the underlying portfolios and discounted using rates of return required for financial assets with similar risk characteristics.

LOAN COMMITMENTS
The fair value of mortgage loan commitments is estimated using quoted prices at April 30, 1996. The fair value of commitments to sell can be estimated by the amount the Company would receive or pay to terminate the forward delivery contract at the reporting date based upon market prices for similar financial instruments. The fair value of commitments to fund can be estimated by comparing the Company's cost to acquire mortgages to the current prices for similar mortgages, taking into account the terms of the commitment and the creditworthiness of the counterparts.

10.  SUBSEQUENT EVENT

On May 22, 1996, the stockholders of the Company signed a letter of intent with a financial services holding company ("holding company"), whereby the Company would be merged with and into the holding company via an exchange of 100% of the Company's common stock for common stock of the holding company.

The proposed merger is subject to certain conditions, including the completion of mutual due diligence procedures, as well as the approval by the stockholders of both companies. As such, the Company's management cannot predict at this time whether the proposed merger will occur.

7 (B) Forma Financial Information

Since the acquisition of Monument is treated for accounting purposes as a reverse acquisition between the Company, an inactive public entity at the time of the acquisition, and Monument, a non public company, the combination is treated as an issuance of shares by Monument. Accordingly, pro forma information is not presented since the merger is not considered to be a business combination.

7 (C)     Exhibits

27.1  Financial Data Schedule

27.2  Financial Data Schedule

                                SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

FINET HOLDINGS CORPORATION

Date: May 14, 1997             /s/       L. DANIEL RAWITCH
                               ------------------------------------
                               L. DANIEL RAWITCH
                               (CEO AND PRINCIPAL EXECUTIVE OFFICER)

Date: May 14, 1997             /s/         JAN C. HOEFFEL
                               ------------------------------------
                               JAN C. HOEFFEL
                               (PRESIDENT AND PRINCIPAL FINANCIAL OFFICER)